Exhibit 99.1

Photon Dynamics, Inc.
Presentation at the Merrill Lynch Hardware Heaven Technology Conference
April 29, 2003

The following transcript of the presentation by Photon Dynamics, Inc. (“Photon Dynamics”) at the Merrill Lynch Hardware Heaven Technology Conference on Tuesday, April 29, 2003 contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including those statements regarding: Photon Dynamics’ growth opportunities; Photon Dynamics’ projections regarding market share and future available markets; future deployment of product applications and associated revenue; and projections or measures of future financial performance. These statements are based on Photon Dynamics’ current plans and expectations and involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. These risks and uncertainties include: reductions in capital expenditures by manufacturers in the electronics industry could decrease demand for Photon Dynamics’ products and cause actual financial results to be less than anticipated; the risk that one or more of Photon Dynamics’ major customers may cease or significantly curtail product purchases from Photon Dynamics resulting in a significant decrease in revenue; the partial or complete loss of Photon Dynamics’ sole and limited source suppliers which would delay Photon Dynamics’ ability to deliver its products in a timely manner; the possibility that Photon Dynamics’ products may have performance, reliability or quality problems which could adversely affect Photon Dynamics’ reputation and could lead to a reduction in product orders; the inability of Photon Dynamics to develop new products and introduce them successfully in response to evolving industry requirements which would harm Photon Dynamics’ competitive position and results of operations; and if Photon Dynamics is not successful in attracting and retaining qualified personnel, its growth potential could be severely limited. Photon Dynamics discusses many of these risks and uncertainties in greater detail in its Quarterly Report on Form 10-Q and under the heading “Factors Affecting Operating Results” in its Annual Report on Form 10-K for the year ended September 30, 2002 filed with the SEC on December 11, 2002. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Photon Dynamics qualifies all of its forward-looking statements by these cautionary statements and expressly disclaims any intent or obligation to update these forward-looking statements.

Following the transcript of the presentation, the reference slides utilized by Photon Dynamics in connection therewith are presented. This Current Report on Form 8-K includes both financial measures in accordance with accounting principles generally accepted in the United States of America, or GAAP, as well as non-GAAP financial measures. The material included in this Exhibit 99.1 following the presentation of the reference slides contain GAAP financial measures and a reconciliation between GAAP and non-GAAP financial measures, along with statements as to the use and purpose for which such non-GAAP measures were used. The non-GAAP financial measures should be viewed as supplemental to, and not as an alternative for, the GAAP financial measures.

TRANSCRIPT

Brett Hodess: Photon Dynamics presentation here at our Hardware Heaven conference. Today many of you may not have met Woody Spedden who’s the new chief executive officer and president of Photon Dynamics, came in just about at the beginning of the year but you might have met Rick Dissly the CFO who has been with the company for quite some time. Photon’s going to give us an update on their business and Woody’s going to share some of his vision for the company with us which is a really a, somewhat of a change in strategy from the company had with the prior management and then we’ll have a chance to grill him with some Q&A at the end. With that I’ll turn it over to Woody.

Woody Spedden: Grill is an ugly sounding word. Well thank you very much ladies and gentlemen for coming I really appreciate seeing all of you today and what I’d like to share with you is about 15-18 minutes worth of outlook on the company, outlook on the market and why we think we’re a great place to be investing money.

As I was preparing for this conference, one thing struck me and that is how quickly our world has changed from big old clunky CRTs to the flat panel revolution. I’ll give you two seconds to read this, you’ve probably only seen this three times already today.

But think about it just a few years ago on everybody’s desktop was a CRT that took up a lot of room, burns a lot of electricity, it’s hot, hard to find a place to even put it. And then the desktop monitor revolution happened so that today this is what every one of our desk’s look like and you know as I’m going around I find it very hard to even find a CRT anymore. It’s virtually looking like a complete revolution.

But what’s really going to happen is the same revolution is going to happen with our TV sets that’s happened with notebooks and desktop monitors. We’re going to see people wanting to put these in their homes, in their offices, wherever TV is going to be used. And the question is well that technology is here, why isn’t everybody doing it now?

And the answer pure and simply is cost. If you look at the cost to manufacture these things and the consequence selling price they’re selling for about $100 per diagonal inch which makes it okay for 42” flat panel big displays but not so good if you’re looking to replace CRTs in the 25” or 26” or lower area.

Which brings us to how are they going to get their costs down. And the way costs are going to go down is not just by beating us vendors up and trying to get all the equipment at a lower price because we couldn’t get them there if we gave 25% discounts. The way to get there is to increase the yield and I’ve put some metrics here for your consideration that for every 1% increase in yield in a Gen5Fab there’s $5-$6 million in savings.

So our belief is that if we work with our customers to help them increase yield that’s the solution to their cost equations. And that’s what our business is about, we are in the yield management business, we are in the testing and repair and information technology to allow these customers to grow their bottom line by reducing their operating costs. By the way, about 50% of the cost of manufacturing of an LCD display is in material. It is simply not okay to throw away panels particularly when you get up to the 30” and 40” TV’s.

This is the customer list. We’ve had this for about ten years. Every major flat panel customer in the world has brought our product and in most cases is still buying our product.

So what I’d like to talk to you about in just a few minutes is the market, the opportunities that we have and then to give you some detail on our financials.

The market we’re in is obviously very exciting. What I’m showing here is that the display market in total is about 15% of a $350 billion market. So there’s plenty of revenue for us to go after in support of this marketplace.

In terms of the technologies that are driving the FPD market every day we hear talk about low temperature polysilicon, organic light admitting dials and all these really far out technologies which some day will probably be a big part of this industry. But if you look at the projections out through 2005, 2006,

2.

amorphous silicon is going to be dominating the technology in the displays and that’s where we currently are enjoying about an 80% share of market in our space.

If you look at the drivers, we kind of break it into two areas, one is those areas that are enabled by flat panel and those areas that are, have current technology that will be displaced by flat panels. In the enablers obviously the notebook computers are the biggest thing without flat panel displays there would be no notebooks.

The interesting thing to me is it’s been the traditional high growth driver and it’s still growing at a good solid 15% rate. Similarly with small displays the more ubiquitous applications in cell phones and PDAs continue to grow and they’re looking for a 53% compounded annual growth rate for the small display market, which is great growth.

Then we get into desktop monitors, which is of course, is where we’re displacing CRTs and that’s growing at about a 41% rate. And finally the TV marketplace which is projected to grow greater than 100% per year out through 2006 and I think it’s interesting to note that if it does that flat panel displays will occupy about a 10% share of the total display market for TVs. CRTs would still have 90% share. So if they can bring the cost down and drive the elasticity of this marketplace it could be a huge win.

In the Capex aspect, it’s about like semiconductors, it grows at a rate just north of about 20% of total revenues and we expect that it will continue to do so. And if you look at display searches data they have an interesting way to look at it. They don’t talk about Fabs as in brick and mortar, they talk about lines or the equivalent capacity to build 30,000 plate per month capability. And they’re projecting that in Photon’s fiscal 03 and 04 and our year ends September 30, there will be 34 new 30,000 plate capacity elements put in place. So it’s a great market for us because you can look at us as producing a system for about every 10,000 plates.

That’s the way the market looks, let’s look at the opportunities for Photon. I think it’s useful, some of you have probably heard me go through this before but I think it’s useful for you to understand how the displays are actually fabricated and then look at where we have an opportunity to put our technology.

If you look at that top block, color filters that is the top piece of glass in an LCD sandwich. The color filter and then some polarizers are deposited on that glass and that’s one event. Then you have the bottom piece of glass which is where the TFT, the thin film transistor array and the pixel array is deposited and that’s the second event.

Then those two things get sandwiched together, filled up with liquid crystal, sealed and you have now a completed plate filled with these individual elements that are called cells. Those cells are then cut apart much like you would cut semiconductor dye off a wafer and they need to be tested and then electronics are integrated onto that cell and that becomes a module and that’s what is eventually put into a monitor or a TV but at this point in its life it doesn’t even have to be declared, it is just a panel that can be used.

So if you look at where Photon has traditionally played and is playing today, it’s at the array test and the array repair level. We enjoy about 80% of this market, I’m sorry, the testing market in the Gen5Fab. We have a good solid repair business which will be growing and this is where we have spent our ten years becoming the preeminent player.

However, there are six other areas in the Fab where we believe we can make contributions and in the beginning we will be focusing on module inspection. Today the way that is done is human beings sit and physically look at the displays and they look to see if they can find stuck pixels, like a white one which

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would be stuck on or a black one which is stuck off. Or they look for cluster defects that are called mirror defects and these are very difficult to find and it’s very subjective as to whether they are problems or not.

As we go to large panel TVs, the physical size and the brightness of the display just simply disallows for human testing. Our customers are telling us you must provide machine vision tools for us to be able to do this in order for us to achieve 100% yield which is our goal.

So we currently have a system in Korea that is being tested by two customers. It’s going to beta site in May. We expect to finish the beta site some time by the end of July and our expectation is we’ll start seeing revenue from this product in fiscal 04.

That very same technology is also the technology that will solve the cell problem. Remember I said the difference between a cell and a module is the integration of the driver electronics but from an image acquisition and an image processing prospective they’re exactly the same devices.

So all we will have to do to turn our module tester into a cell tester is to produce a probe frame with some electronic stimulators and we’re home free. Those new markets will roughly double the marketplace that we will be participating in and this will happen in fiscal 04.

So we’re very, very bullish about our opportunities to grow organically to about 3-4 times our current served available market as we participate in more of these sectors into the future. That’s where we’re putting our engineering dollars.

Also last November we made an acquisition of the Rapid Thermal Processing Division of Intevac Corporation and this put us away from our testing capability and repair capability into process capability. The Rapid Thermal tool is a requirement for doing low temperature polysilicon and what has to happen with low temp polysilicon is the film has to be heated to about 650° C in order to activate.

That process would seem simply except the glass that the film is sitting on starts to soften at about 580° C. So you can’t have that happen because if it softens it distorts and now the display is no good. So we’ve come up with a patented technology, patented both here and in Japan of using a combination of both infrared and Xenon arc lamp heating and what this means to all us of layman is that you use the infrared to heat the glass up to about 530° or 540°, below its softening point and then you turn on these high powered xenon arc lamps and that heats the film but doesn’t penetrate downward into the glass. So it activates the film with distorting the glass.

We’ve sold a number of these units into the pilot lines for low temp polysilicon at some of the world’s largest customers like Sharp and we believe that as the LTPS market grows our products will grow with it.

What we have done in the last three months is to get out of the printed circuit board testing business and all of the other business that frankly didn’t relate to our core competencies and we are focusing exclusively on organic growth and potential acquisition in the flat panel space.

The core technologies that we’ve developed over the years all have to do with image acquisition, image processing, electro optical work, systems integration and this thermal processing. These are the things we’re good at and these are things that we have to expand into more products to go into the same distribution channels so that our margins continue to be high and our stock value and the value for our shareholders continues to go up.

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One thing we have that nobody else has is the ten years of experience of actually working in flat panel Fabs to make sure that we understand enough about what is required to do the job and apply these core competencies in the most rational way. That’s why we have the lion’s share of the market.

So what are we about? We are about helping our customers go from this kind of yield curve to that kind of yield curve. Very similar to what KLA Tencor does in a semiconductor business. If you can get these people up the curve quicker they get the early premium dollars, they get share of market and they make more money and as I pointed out in the 15” display business, every 1% of yield is another $6 million that they can take to the bottom line or as I suspect they will do choose to lower the prices and drive the elasticity of use in the market.

If you look at our share of the market, this is accumulative share between 1998 and 2002 and as you can see in every segment in which we participate we are doing extremely well.

This is the total marketplace that we’re serving in the array test and repair area. We will expect to add about another $100 million from cell and module in terms of served available market. And as we look at these other opportunities in those gray boxes that I showed you earlier this can go up again by another factor of 1.5-2.

So organically we have a great road story by focusing on flat panel display, by leveraging our core competencies and by getting more dollars per Fab. I think we have a great team to drive this process. There’s an awful lot of experience both in the flat panel industry and in the semiconductor industry and the semiconductor test industry so that we know how to manage a capital equipment company during these cycles of growth and retraction and I think what you could expect to see as a result of that is good sequential growth in our product revenues, margins and bottom line profit. That’s my commitment.

So with that I’d like to turn it over to Rick Dissly to go through the financials and then we’ll open the floor to questions. Thank you.

Rick Dissly: Thanks Woody. Well let’s take a look at the financial highlights. By refocusing on our core business which is our flat panel display business, we’ll be able to reduce our infrastructure costs and ultimately increase our product margins and also our operating margins.

The factory utilization rate for Gen3 and Gen4 flat panel display factories has been over 85% for just about over a year now and we think that’s going to drive higher bookings in revenue numbers in the foreseeable future. The company has a healthy backlog of $43 million as we enter into our third quarter. $42 of this comes from our flat panel display products and that’s all shippable over the next 6-9 months.

The company has a strong balance sheet with no debt and this will provide us flexibility as far as investing in flat panel display opportunities such as they arise. This represents our bookings in revenue numbers over a five year period. You can see that basically it’s a fluctuating market and it’s very typical of many capital equipment companies.

Also note that the bookings are fairly lumpy on a quarter to quarter basis. We do think that’s the capital equipment spending for flat panel displays will be higher. This investment cycle as compared to the last investment cycle in that this largely due to the replacement of CRTs by flat panel displays in both the desktop monitor and TV marketplaces.

So as far as how long this investment cycle is going to last, how high it’s going to be, it’s largely going to be determined by the penetration rate of flat panel displays into these replacement markets.

5.

This represents our geographic revenues for fiscal 2002. You can see that Asia represented 93% of the total revenue. Of that total our tester product accounted for 80% and our repair product for 20%. We do believe that a few large manufacturers in Asia will continue to dominate the flat panel display marketplace and as a result Asia will represent a significant portion of our revenue as we move forward.

Here’s our revenue by product line for fiscal 2002. You can see that flat panel displays represents 87% of our total and also the test product as I mentioned before represents 80% of the total in the repair product 20% of the total.

We have been able to increase our product over the last couple of years to acquisitions and we now have five products in our bag to sell versus two prior to the acquisitions.

The company has a strong balance sheet with no debt, cash and short term investments of $118 million. Day sales outstanding this last quarter were 84. Our target is to get to 75 as most of our revenue and receivables comes from customers in Asia.

Inventory turns have improved nicely fiscal 2002. Continues to improve in 03 as we implement our outsourcing strategy. So we focused on final assembly, final integration and final tests and we outsource virtually all of our sub-assembly activities.

Here’s our target business model. Very successful at leveraging our infrastructure in 2000. Our product margins were 47%, operating margins 15%. In 01 and 02 we had maintained our infrastructure in Asia, we continue to invest in R&D and we think that will bode will for future revenue in profit.

At the peak of the last sub-cycle on a quarterly basis our product margins and operating margins were 49% and 17% respectively and as we refocus the company on our flat panel display products we believe we can hit our target business model of 50% product margins and 20% operating margins.

I’m not going to go over this today but it is available on our website. This is reconciliation as required recently by the SEC and you can also give me a call on this and I’d be happy to go over that with you.

So in summary flat panel displays represents one of the few rapidly growing markets in the high tech area. Photon Dynamics has unique technology and we’ve been able to take significant market share in each market that we currently participate in.

From an investment point of view Photon Dynamics represents one of the few pure play investment opportunities in flat panel displays and we invite you to participate in that market. With that Woody and I will be happy to take your questions.

By the way I would just like to add one thing that I didn’t cover in the presentation and that is you will notice that our, that we have significant R&D costs as a percentage of sales and that will continue for the next 12-18 months as we’re doing generation 5, 6, and 7 all simultaneously as well as the module and cell development I told you about. That is going to bode well for us into the future because we’ll have all these products ready when the customers need them, but our customers have made decisions to go more aggressively and consequently our R&D is going to be high. I want you to understand that’s not an aberration, that’s a planned event and it will continue in that way.

Q: You said that the 1% gives you $5-$6 million in savings. Where are the yields right now on 15”, where are they on 17” and where could they be.

6.

A: Well first of all they’re different from company to company and I honestly don’t want to speak for our customers because that’s information that they would consider proprietary. I’m sure they talk about this to some degree in their own websites but, there’s plenty of room for improvement, plenty of room.

As I say it’s truly all over the map. Samsung is the only the company that’s announced anything that I’d be comfortable talking to you about because it’s their numbers and that is that they will have capacity in place to do 100,000 plates per month by July. They are currently, at least at the time of this disclosure, they were between 50 and 60. So they obviously are ramping up their yields as they solve of the Gen5 problems that they faced.

I do want to make one announcement at this point by the way and that is for those of you who have been following Photon Dynamics you know that we were late to market with one of our generation 5 products, the 3500. We got that resolved, shipping it out to customers in late January and early February and I’d like to announce that Samsung has accepted, done a site acceptance in their plant of the 3500’s which means we will start to recognize revenue on the 3500’s this quarter within the constraints of SAB101. Now I’ll take questions.

Q: Does SARS has any impact on your business?

A: SARS has not impacted us in any way. Obviously we have concerns about traveling to certain areas of the world but since our business is primarily in Taiwan, Korea and Japan which have for the most part been unaffected by SARS although Taiwan has recently announced a couple of new cases which they’re concerned about we don’t see any major impact from SARS at this point.

If Taiwan got worse we would have to deal with that but we think we have some ways in place of dealing with it effectively.

Q: I have two questions. One is can you talk a little bit about the competition in your test business and also in your ASP and whether they’ve dropped a lot over the last year and how much was it down?

A: The question was if everybody didn’t hear it to talk a bit about the competition and impact on ASPs. There are three competitors in this marketplace. One is what was the traditional competitor which is IBM MJC which uses an old technology but they had gotten a lot of business in this marketplace in the past and they continue to enjoy some business. However their technology will definitely have to either be changed or it won’t support the Gen7 type of glass.

And then there are two companies that are building product using what’s called e-beam technology. One is Applied Komatsu which is an Applied Materials Japanese joint venture, the other is a Japanese company called Shimadzu. At the moment we know that AKT has shipped several systems to Samsung but we don’t believe any of them are in production at this point, they’re just being evaluated.

Shimadzu has gotten a few orders in several companies in Taiwan and I believe an order or two in Sharp but we still enjoy 80% of the Gen5 market and it’s up to them to come after us. There are some legal issues with Shimadzu, I think we’ve disclosed in the past that we are in the process of a lawsuit with them on a violation of our shorting bar patent and it has had some impact on ASP for sure. Anytime there’s a creditable competitor customers will use that to try to keep the ASPs as low as they can.

We’re still growing ASPs with each generation. We’d like it to be higher but it’ll be up to us to manage our business ASP.

7.

Q: A question on hierarchy in spending for module, cell as well as Gen 5, 6, 7. That’s a lot of product. You rolling out basically three versions of terster and then these two new applications at this point in time.

Rick Dissly: And repair.

Q: And repair. So really six or seven expensive products. And you’re saying that module test hits in 04 so that’s really only about a year away from where we’re at now and it sounds like G6 and G7, at least G6 is going to be rolling out by year end and G7 some time maybe within a year after that given the customer plans. So how much, although the R&D spending is at a high level, how much risk does that put on the company in being able to hit those margin.

A: Great question. Did everybody hear the question. Basically it’s how much risk is there in the concurrent developments on Gen5, 6, and 7. I think it’s all manageable Brett because they really aren’t three completely different machines. The difference between Gen5, Gen6 and Gen7 starts with the size of the glass. So the glass handling system is necessarily different for each one of those generations.

That’s totally an evolutionary type of change up through Gen7 where we have the opportunity to do a different kind of stage to support the inline process that is likely to be the way the factories are going to be organized for Gen7.

So we think that’s all manageable and that we will be on time to market. Then the other issues have to do with improvement in throughput and for us to deal with the improvement in throughput there’s basically two programs that we’ve talked about in the past. One is to move from our current camera to a 30 frame per second camera with a different CCD detector which will allow us to improve defect detection and simultaneously do much faster imaging. So that will support the additional throughput.

And then when we get into the phase where we’re improving Gen6 and opening Gen7, we will undoubtedly be looking at having two cameras and voltage imaging sections working in parallel so each one is only testing basically half the glass and therefore by doing it in parallel we’ll be able to move the glass through the system faster.

None of that is what I would call a big rocket science, it’s engineering and we know how to do that engineering. In fact a 30 frame per second camera will be available for both Gen5 and Gen6 before the end of this year which is to say before the end of September. So that development’s already well underway.

Module and cell are obviously very different types of testers but that’s the capability that we were able to acquire when we bought IPS our Canadian company and they have done an outstanding job of moving this product to market. So we’re comfortable there.

So sounds like a lot of products, indeed is a lot products but it’s all leveraging off of common technology so we don’t see that there’s a lot of risk.

Well thank you very much. It’s been my pleasure to be here. I hope I answered all your questions and we’ll talk to a lot of you folks today in one on ones. Look forward to seeing you.

END OF TRANSCRIPT

SLIDES PRESENTED AT THE CONFERENCE

8.

Photon Dynamics, Inc.

Merrill Lynch Hardware Conference
April 29th, 2003

PHOTONDYNAMICS™
Superior Solutions. Superior Yields.

Photon Dynamics, Inc. Merrill Lynch Hardware Conference April 29th, 2003

Safe Harbor Statement These slides accompany an oral presentation by Photon Dynamics, Inc., which contains forward- looking statements. The Company's actual results may differ materially from those suggested here. Additional information concerning factors that could cause such a difference is contained in the Company's Quarterly Report on Form 10-Q and under the caption "Factors Affecting Operating Results" beginning on page 27 of the Company's Annual Report on Form 10-K for the year ended September 30, 2002.

Display Evolution

Today

Tomorrow

PHOTONDYNAMICS™

Yesterday Display Evolution Tomorrow Today Today

Yield Management Value

Today

Each 1% Yield Increase

Gen 5 Fab*
$
$
$
$
$

~ $6M Annual Cost Savings

Source: DisplaySearch 1/03, PDI

PHOTONDYNAMICS

Yield Management Value $ $ $ $ $ Each 1% Yield Increase ~ $6M Annual Cost Savings Gen 5 Fab* *15", 15 up monitor displays for a 30Kplate/month fab Source: DisplaySearch 1/03, PDI Source: DisplaySearch 1/03, PDI Today

Yield Management Value Enabling manufacturing success Increased yield = reduced cost = higher profit

Premiere FPD Customers

LG. PHILLIPS LCD
HITACHI
BOEhydis
PrimeView
QDI
SONY
SANYO
STLCD
JVC
HannStar
EPSON
CPT 華中
SHARP
SAMSUNG ELECTRONICS
dpix
toppoly
au optronics
Toshiba Matsushita Display Technology Co., Ltd.
Toshiba LCD Web Site
CMO

PHOTONDYNAMICS

Premiere FPD Customers Premiere FPD Customers PrimeView EPSON EPSON QDI QDI

Overview

- Market
- Opportunities
- Financials

PHOTONDYNAMICS™

Overview Market Opportunities Financials Financials Financials Financials

Flat Panel Displays in Electronics

Ubiquitous Interface

Significant Market

$346B in 2002
Electro-Mechanics 21%
Passives 18%
Displays 15%
Batteries 2%
Semiconductors 44%

Source: I-supply

PHOTONDYNAMICS

Flat Panel Displays in Electronics Source: I-supply Significant Market $346B in 2002 Passives 0.18 Displays 0.15 Batteries 0.02 Semis 0.44 Electro-Mechanics 0.21 Semiconductors 44% Passives 18% Batteries 2% Electro-Mechanics 21% Displays 15% 15% 15% Ubiquitous Interface

AM-LCD Dominates FPD Revenues

AM-LCD Penetration > 75%

$ (billions)
11
19
25
23
28
32
40
51
Other FPD
AM-LCD
1998
1999
2000
2001
2002
2003E
2004E
2005E

Source: DisplaySearch, 3/03

PHOTONDYNAMICS

Source: DisplaySearch, 3/03 AM-LCD Dominates FPD Revenues 1998 1999 2000 2001 2002 2003E 2004E 2005E AM-LCD 6.5 13.4 16.8 14.6 22.1 24.2 31.1 39.7 Other FPD 4.4 5.5 7.8 7.7 7 7.8 8.7 11.4 Other FPD AM-LCD AM-LCD Penetration > 75% $ (billions)

Growth Driver - Notebook Computers

FPD Enabled New Market

Units (millions)
26
30
35
40
46
51
CAGR 15%
2001
2002
2003E
2004E
2005E
2006E

PHOTON DYNAMICS

Growth Driver - Notebook Computers Source: ADR, DQ, Fuji-Kimera, IDC and Nikkei, 3/03 FPD Enabled New Market 2001 2002 2003E 2004E 2005E 2006E LCD 25.5 30.4 35.1 40.2 45.7 51.3 CAGR 15% Units (millions)

Growth Driver - Small Displays

FPD Enabled New Markets
Units (millions)
84
129
225
430
632
801
CAGR 53%
2001
2002
2003E
2004E
2005E
2006E

PHOTONDYNAMICS

Growth Driver - Small Displays FPD Enabled New Markets 2001 2002 2003E 2004E 2005E 2006E 2" - 6.5" Displays 83.7 128.9 224.9 430.2 500 800.5 Units (millions) CAGR 53% Source: ADR, DQ, Fuji-Kimera, IDC and Nikkei, 3/03

Growth Driver - Desktop Monitors

Large Market with Accelerating Displacement

Units (millions)
100
97
104
112
120
127
CRT Monitors
LCD Monitors
CAGR 41%
2001
2002
2003E
2004E
2005E
2006E

PHOTON DYNAMICS

Growth Driver - Desktop Monitors 2001 2002 2003E 2004E 2005E 2006E LCD Monitors 16 34.1 46.8 59.1 73.5 89.7 CRT Monitors 84 63.4 57.5 54.6 49 42.1 Large Market with Accelerating Displacement Units (millions) LCD Monitors CRT Monitors CAGR 41% Source: ADR, DQ, Fuji-Kimera, IDC and Nikkei, 3/03

Growth Driver - Televisions

Large Market with Accelerating Displacement
Units (millions)
150
153
159
164
168
172
LCD TVs
CRT TVs
CAGR 103%
2001
2002
2003E
2004E
2005E
2006E

PHOTONDYNAMICS

Growth Driver - Televisions 2001 2002 2003E 2004E 2005E 2006E CRT TVs 149.3 153.8 161.5 168 173.5 178.2 LCD TVs 0.6 1.5 3.4 7.1 12.1 20.9 Large Market with Accelerating Displacement LCD TVs CRT TVs Units (millions) CAGR 103% Source: ADR, DQ, Fuji-Kimera, IDC and Nikkei, 3/03

Source: 98-03 DisplaySearch 3/03, Forecast DS, ADR, Photon Dynamics 4/03 AM-LCD Equipment Cap-Ex 1998 1999 2000 2001 2002 2003E 2004E 2005E Capex 1.3 3.6 6.7 3.8 5.2 6.4 6.3 8.1 01-05 CAGR 21% $ (billions)

AM-LCD Supply Expansion

Korea
9 Fabs
Japan
7 Fabs
China
2 Fabs
Taiwan
16 Fabs

34 new fabs in FY03 – 04*

PHOTONDYNAMICS

AM-LCD Supply Expansion * Source: Display Search 1/3/03; Fab size = 30,000 panels/month China 2 Fabs Korea 9 Fabs Japan 7 Fabs Taiwan 16 Fabs 34 new fabs in FY03 - 04*

Overview

- Market
- Opportunities
- Financials

PHOTONDYNAMICS™

Overview Market Opportunities Financials Financials Financials Financials

AM-LCD Manufacturing Process

Color Filter Process
Array Process
Cell Process
Module Process

PHOTONDYNAMICS

AM-LCD Manufacturing Process Cell Assembly Module Process Color Filter Process Cell Process Array Process

Yield Management Products

Color Filter Process
Array Process
Array Test
Cell Process
Module Process
Array Repair

PHOTON DYNAMICS

Yield Management Products Cell Assembly Array Process Module Process Cell Process Array Repair Array Test Color Filter Process

Yield Management Opportunities

Color Filter Process
Color Filter Inspection
Color Filter Repair
Array Process
Array Test
Cell Process
Cell Inspection
Module Process
Module Inspection
Array Pattern Inspection
Array Repair
Cell Repair

PHOTONDYNAMICS

Yield Management Opportunities Cell Assembly Array Process Module Process Cell Process Array Repair Array Test Cell Inspection Module Inspection Array Pattern Inspection Cell Repair Color Filter Process Color Filter Inspection Color Filter Repair

Yield Management Opportunities

Color Filter Process
Color Filter Inspection
Color Filter Repair
Array Process
Array Test
Cell Process
Cell Inspection
Module Process
Module Inspection
Array Pattern Inspection
Array Repair
Cell Repair

PHOTONDYNAMICS

Yield Management Opportunities Cell Assembly Array Process Module Process Cell Process Array Repair Array Test Cell Inspection Module Inspection Array Pattern Inspection Cell Repair Color Filter Process Color Filter Inspection Color Filter Repair Module Inspection Cell Inspection

Expanding Fab Opportunities

LTPS Process
RTP Activation
Array Process
Array Test
Array Pattern Inspection
Array Repair
Cell Process
Cell Inspection
Cell Repair
Module Process
Module Inspection

PHOTON DYNAMICS

LTPS Process RTP Activation Expanding Fab Opportunities Cell Assembly Array Process Module Process Cell Process Array Repair Array Test Array Pattern Inspection Cell Repair Module Inspection Cell Inspection

Rapid Thermal Processing

LTPS Process
RTP Activation
Array Process
Array Test
Array Pattern Inspection
Array Repair

RTP Activation

PHOTONDYNAMICS™

Rapid Thermal Processing Unique technology for LTPS Significant market share Expands product offering RTP Activation LTPS Process RTP Activation Array Process Array Repair Array Test Array Pattern Inspection

Leveraging Core Competencies

FPD Application Knowledge
RTP Activation
Array Process
Array Test
Cell Process
Cell Inspection
Module Process
Module Inspection
Array Repair
Image Acquisition
Image Processing
Electro-optical Engineering
System Integration
Thermal Processing

PHOTONDYNAMICS

RTP Activation Leveraging Core Competencies Cell Assembly Array Process Module Process Cell Process Array Repair Array Test Module Inspection Cell Inspection Image Acquisition Image Processing Electro-optical Engineering System Integration Thermal Processing FPD Application Knowledge

Yield Management Value

Accelerating Yield
Yield
$ $ $
$ $ $
Time

Increased yield = reduced cost = higher profit

PHOTON DYNAMICS™

Yield Ramp Accelerating Yield Yield Management Value $ $ $ $ $ $ Time Yield Increased yield = reduced cost = higher profit

Share Of Market

Segment	Share
Array Test	>50%
Array Repair	>50%
RTP	>75%

Production systems installed between 98-02

PHOTONDYNAMICS™

Share Of Market Array Test >50% Array Repair >50% RTP >75% Segment Share Production systems installed between 98-02

Served Available Market - FY2003

Segment	Size
Array Test	$100M
Array Repair	$25M
RTP	$15M
Cell/Module Inspection*	$100M
Total	$240M

Assumes 100% penetration for new fabs

Source: DisplaySearch, Photon Dynamics 3/03

PHOTONDYNAMICS™

Served Available Market - FY2003 Array Test $100M Source: DisplaySearch, Photon Dynamics 3/03 Array Repair $25M RTP $15M Total $140M Segment Size Cell/Module Inspection* $100M Total $240M Assumes 100% penetration for new fabs

Growth Strategy Focus on FPD market Leverage core technology & business infrastructure Increase fab presence Expand yield management product portfolio Maximize Shareholder Value

Experienced Management Team Industry Exp Background Woody Spedden, CEO 40 KLA-Tencor, Credence Richard Dissly, CFO 25 Megatest Dr. William Pratt, CTO 37 Sun, Pixelsoft Jeffrey Hawthorne, SVP 20 Display Tech John Busch, VP, RTP 18 Intevac, Applied Materials Steve Song, VP, Sales 21 Universal Technology Les Barkley, VP, Asia-Pacific Sales 25 IRSI, ESI Bruce Delmore, VP, Marketing & Bus Dev 14 Fujitsu Microelectronics, Supercomputer Systems

Overview

- Market
- Opportunities
- Financials

PHOTON**DYNAMICS**™

Overview Market Opportunities Financials Financials Financials Financials

Financial Highlights Core flat panel display focus Growth driven by increasing demand Significant backlog Strong balance sheet with zero debt

Bookings and Revenue

$40 Million
Bookings
Revenue
1998
1999
2000
2001
2002

Fiscal year ends 09/30

PHOTON DYNAMICS

Q1 FY98 Q2 FY98 Q3 FY98 Q4 FY98 Q1 FY99 Q2 FY99 Q3 FY99 Q4 FY99 Q1 FY'00 Q2 FY00 Q3 FY00 Q4 FY00 Q1 FY01 Q2 FY01 Q3 FY01 Q4 FY01 Q1 FY02 Q2 FY02 Q3 FY02 Q4 FY02 Q1 FY03 Q2FY03 Bookings 11.1 2.8 3.1 12.5 12.7 15.3 15.2 18 23.5 28.5 31.4 19.4 16.6 2.1 3.8 4 11.4 19.8 27.2 22.1 10.2 8.6 Revenue 9.4 12.4 7.1 4.8 7.7 11.5 15.1 14.6 15.5 19.5 20.8 21.2 23.3 16.7 8.9 6.3 11.4 12.1 14.4 15 19.8 10.1 Bookings and Revenue Fiscal year ends 09/30 $40 Million Bookings Revenue 1998 1999 2000 2001 2002

FY2002 - Geographic Revenue

South Korea
50%
Taiwan
32%
ROW
4%
Europe
3%
China
3%
Japan
8%

FY2002 Ended 09/30/02

PHOTON DYNAMICS

FY2002 - Geographic Revenue FY2002 Ended 09/30/02 Taiwan South Korea Japan China Europe ROW 32 50 8 3 3 4 Japan 8% China 3% Europe 3% ROW 4% Taiwan 32% South Korea 50%

FY2002 - Product Revenue Flat Panel Displays CRT Display and High Quality Glass 86.8 13.2 FY2002 Ended 09/30/02 Flat Panel Display 87% Other 13%

Cash and Cash Equivalents $ 118 M Total Debt $ 0 Shareholders' Equity $ 162 M Days Sales Outstanding 84 Inventory Turns 3.1 X Balance Sheet Highlights As of 3/31/03

Target Business Model * Results have been reclassified to reflect the discontinued operations of the printed circuit board assembly inspection business and does not include restructure charge, acquired in- process R&D, discontinued operations, cumulative change in accounting principle, and non recurring acquisition charge. Target FY2000 FY2001 FY2002 Model (%) (%) (%) (%) Revenue 100.0 100.0 100.0 100.0 Gross Margin 47.3 40.9 46.5 50.0 Operating Expenses* 32.2 51.9 45.8 30.0 Operating Margin* 15.1 (11.0) 0.6 20.0 Net Income (Loss)* 16.4 (1.9) 5.6 13.0 Fiscal year ends 09/30

Business Model Fiscal year ends 09/30 FY2000 FY2001 FY2002 (%) (%) (%) Net Income (Loss) 16.4 (1.9) 5.6 Restructure Charge - (2.3) - Acquired in-process R&D - - (0.7) Discontinued Operations 2.4 (3.8) (43.2) Cum Change in Acctg Principle - (12.4) - Non Recurring Acquisition Charge (1.1) 4.4 - Net Income (Loss) per GAAP 17.7 (24.8) (38.8) Pro-Forma Reconciliation to GAAP

Summary Growing FPD market Expanding fab presence Focused growth strategy Leveraging core technologies Strong financial foundation Strong financial foundation Strong financial foundation Strong financial foundation Strong financial foundation Strong financial foundation

PHOTON DYNAMICS™

Superior Solutions. Superior Yields.

Canada ▪ China ▪ Japan ▪ Korea ▪ Taiwan ▪ United States

Canada ? China ? Japan ? Korea ? Taiwan ? United States

TARGET BUSINESS MODEL

Reconciliation:

GAAP requires that prior period results of operations be reclassified to show the results of discontinued operations as a separate line item. The Company’s financial results for the second quarter and first six months of fiscal 2003 and 2002 have been reclassified, as required by SEC regulations, to show as discontinued operations the printed circuit board assembly inspection business, as a result of the Company’s determination to exit that business in January 2003. These reclassified financial results were previously announced on April 15, 2003 by press release. In addition, the Company’s financial results for each of the Company’s fiscal years 2000, 2001 and 2002, as reclassified, will be set forth in the Company’s Annual Report on Form 10-K as required by SEC regulations.

The Company reported in its presentation at the Merrill Lynch Hardware Heaven Technology Conference on Tuesday, April 29, 2003, the following “non-GAAP financial measures” in terms of percentage of revenues for each of the Company’s fiscal years 2000, 2001 and 2002:

1.	Operating expenses as previously reported in accordance with GAAP prior to reclassification, excluding therefrom restructuring charges, acquired in-process research and development, discontinued operations, and non-recurring acquisition charges;

2.	Operating margin as previously reported in accordance with GAAP prior to reclassification, excluding therefrom restructuring charges, acquired in-process research and development, discontinued operations, and non-recurring acquisition charges; and

3.	Net income (loss) as previously reported in accordance with GAAP prior to reclassification, excluding therefrom restructuring charges, acquired in-process research and development, discontinued operations, cumulative effect of change in accounting principle, net of tax benefit, and non-recurring acquisition charges.

Reconciliation prior to reclassification:

The following is the reconciliation to operating expenses as previously reported calculated in accordance with GAAP prior to reclassification:

	FY2000 (%)	FY2001 (%)	FY2002 (%)

Operating expenses — proforma	32.5	50.2	55.5
Goodwill impairment charge	—	—	16.2
Write off of purchased intangibles	—	—	1.5
Restructuring charges	—	1.7	3.7
Acquired in-process R&D	—	1.9	.9
Non-recurring acquisition charge	.9	3.2	—
Operating expenses calculated in accordance with GAAP	33.4	57.0	77.8

9.

The following is the reconciliation to operating margin as previously reported calculated in accordance with GAAP prior to reclassification:

	FY2000 (%)	FY2001 (%)	FY2002 (%)

Operating margin (loss) – proforma	14.1	(9.4)	(13.3)
Goodwill impairment charge	—	—	16.2
Write off of purchased intangibles	—	—	1.5
Restructuring charges	—	1.7	3.7
Acquired in-process R&D	—	1.9	.9
Non-recurring acquisition charge	(.9)	3.2	—
Operating margin (loss) calculated in accordance with GAAP	13.2	(16.2)	(35.6)

The following is the reconciliation to net income (loss) as previously reported calculated in accordance with GAAP prior to reclassification:

	FY2000 (%)	FY2001 (%)	FY2002 (%)

Net income (loss) — proforma	15.2	(2.4)	(9.2)
Goodwill impairment charge	—	—	16.2
Write off of purchased intangibles	—	—	1.5
Restructuring charges	—	1.7	3.7
Acquired in-process R&D	—	1.9	.9
Cumulative effect of change in accounting principle, net of tax benefit	—	9.3	—
Non-recurring acquisition charge	(.9)	3.2	—
Net income (loss) calculated in accordance with GAAP	14.3	(18.5)	(31.5)

Reconciliation after reclassification:

The following is the reconciliation to operating expenses with GAAP that will be reported in the Company’s Annual Report on Form 10-K for the year ending September 30, 2003 after reclassification:

	FY2000 (%)	FY2001 (%)	FY2002 (%)

Operating expenses – proforma	32.2	51.9	45.8
Restructuring charges	—	2.3	—
Acquired in-process R&D	—	—	0.7
Non-recurring acquisition charge	1.1	4.4	—
Operating expenses calculated in accordance with GAAP	33.3	58.6	46.5

10.

The following is the reconciliation to operating margin with GAAP that will be reported in the Company’s Annual Report on Form 10-K for the year ending September 30, 2003 after reclassification:

	FY2000 (%)	FY2001 (%)	FY2002 (%)

Operating margin (loss) –proforma	15.1	(11.0)	.6
Restructuring charges	—	(2.3)	—
Acquired in-process R&D	—		(0.7)
Non-recurring acquisition charge	(1.1)	(4.4)	—
Operating margin (Loss) calculated in accordance with GAAP	14.0	(17.7)	(0.1)

The following is the reconciliation to net income (loss) with GAAP that will be reported in the September 30, 2003 FORM 10K after reclassification:

	FY2000 (%)	FY2001 (%)	FY2002 (%)

Net income (loss) — proforma	16.4	(1.9)	(5.6)
Restructuring charges	—	(2.3)	—
Acquired in-process R&D	—	—	(0.7)
Discontinued operations	2.4	(3.8)	(43.2)
Cumulative effect of change in accounting principle, net of tax benefit	—	(12.4)	—
Non-recurring acquisition charge	(1.1)	(4.4)	—
Net income (Loss) calculated in accordance with GAAP	17.7	(24.8)	(38.8)

Statements of Use and Purpose:

The Company disclosed these non-GAAP financial measures because the Company was comparing historical results to the Company’s business model going forward. The Company’s business model does not contemplate charges of the kind reflected in the items that have been excluded from the GAAP financial measures as recurring. Therefore, in order for management as well as investors to assess the Company’s business model as against past performance the Company excluded these items. For example, acquisition charges for pooling of interest acquisitions will no longer be applicable in the future because pooling of interest acquisition are no longer allowed under GAAP. In addition the accumulative change in accounting principle as a result of adopting SAB 101 is not expected to occur in the future.

BOOKINGS

In addition, the Company disclosed Bookings (defined as orders received from customers during the period, whether or not revenue is recognized from these orders during the period in which the order is received) in its presentation at the Merrill Lynch Hardware Heaven Technology Conference on Tuesday, April 29, 2003. This measure may also constitute a “non-GAAP financial measure”, although the Company does not believe that this is the case. However, based upon informal SEC advice, the Company is including the following information with respect to its bookings information released.

Reconciliation:

11.

Bookings are reconciled to GAAP revenue as follows: bookings, less orders receive for which revenue is not recognized, plus revenue recognized on bookings received in prior periods, equals GAAP revenue. The following is a reconciliation of bookings in millions of dollars for each of the quarters presented:

		Less: orders	Plus: revenue
		receive for which	recognized on
		revenue is not	bookings received
	Bookings	recognized	in prior periods	GAAP revenue

Fiscal 1998
Q1	11.1	11.1	9.4	9.4
Q2	2.8	2.8	12.4	12.4
Q3	3.1	3.1	7.1	7.1
Q4	12.5	12.5	4.8	4.8

Fiscal 1999
Q1	12.7	12.7	7.7	7.7
Q2	15.3	15.3	11.5	11.5
Q3	15.2	15.2	15.1	15.1
Q4	18.0	18.0	14.6	14.6

Fiscal 2000
Q1	23.5	23.5	15.5	15.5
Q2	28.5	28.5	19.5	19.5
Q3	31.4	31.4	20.8	20.8
Q4	19.4	19.4	21.2	21.2

Fiscal 2001
Q1	16.6	16.6	23.3	23.3
Q2	2.1	2.1	16.7	16.7
Q3	3.8	3.8	8.9	8.9
Q4	4.0	4.0	6.3	6.3

Fiscal 2002
Q1	11.4	11.4	11.4	11.4
Q2	19.8	19.8	12.1	12.1
Q3	27.2	27.2	14.4	14.4
Q4	22.1	22.1	15.0	15.0

Fiscal 2003
Q1	10.2	10.2	19.8	19.8
Q2	8.6	8.6	10.1	10.1

Statements of Use and Purpose:

The Company has disclosed bookings and revenue by quarter for the past four years at presentations because Photon Dynamics is a capital equipment company and our business is cyclical. This chart is used by management and, the Company believes, by investors to compare with total available market, market

12.

share data and capital equipment expenditures data to determine how the well the Company is performing verses the competition and in general in the markets in which the Company participates.

13.